Exhibit 99
                                Form 4 Joint Filer Information

Title of Security:	Common Stock

Issuer and Ticker Symbol:	Huron Consulting Group Inc. [HURN]

Designated Filer:	HCG Holdings LLC

Other Joint Filers:	Lake Partners LLC, Lake Capital Investment Partners LP,
			Lake Capital Partners LP, Lake Capital Management LLC,
			Terence M. Graunke, Paul G. Yovovich

Addresses:		The principal business office address for each
			of the joint filers is c/o Lake Capital Management LLC
			676 North Michigan Avenue, Suite 3900
			Chicago, Illinois 60611

Signatures:		Lake Partners LLC

				By: /s/ Terence M. Graunke
				Name: Terence M. Graunke
				Title: Manager

			Lake Capital Investment Partners LP

				By: Lake Partners LLC
			Its:  General Partner

					By: /s/ Terence M. Graunke
					Name: Terence M. Graunke
					Title: Manager

			Lake Capital Partners LP

				By: Lake Capital Investment Partners LP
				Its: General Partner

					By:  Lake Partners LLC
					Its: General Partner

						By: /s/ Terence M. Graunke
						Name: Terence M. Graunke
						Title:  Manager

			Lake Capital Management LLC

				By: /s/ Terence M. Graunke
				Name: Terence M. Graunke
				Title:  Authorized Officer


			/s/ Terence M. Graunke
			Terence M. Graunke


			/s/ Paul G. Yovovich
			Paul G. Yovovich